Exhibit 99.1

ROSETTA RESOURCES INC. TO PRESENT AT OGIS NEW YORK CONFERENCE

HOUSTON, TEXAS, April 6, 2010 / GLOBENEWSWIRE / -- Rosetta Resources Inc. (NASDAQ: ROSE) (“Rosetta” or the “Company”) announced today that Randy L. Limbacher, chairman, chief executive officer and president, will present at IPAA’s OGIS New York Conference on Monday, April 11, 2011 at 9:35 a.m. Eastern Time.

A copy of the presentation will be available at www.rosettaresources.com under “Investor Relations.”

Rosetta Resources Inc. is an independent exploration and production company engaged in the acquisition and development of onshore energy resources in North America.  The Company’s activities are primarily located in South Texas, including its largest producing region in the Eagle Ford shale, the Sacramento Basin in California and the Rockies, including the Southern Alberta Basin in Montana.  The Company is a Delaware Corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

[ROSE-G]

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this press release are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Rosetta Resources Inc. and its subsidiaries (the “Company”) and its management. These forward-looking statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those herein described. Accordingly, Recipients are cautioned that these forward-looking statements are not guarantees of future performance. Please refer to the Company’s risks, uncertainties and assumptions as it discloses from time to time in the Company’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2009, which can be found on the Company’s website at www.rosettaresources.com. The Company undertakes no duty to update the information contained herein except as required by law.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: Rosetta Resources Inc.
Investor Contact:
Michael J. Rosinski
Executive Vice President & Chief Financial Officer
(713) 335-4037
rosinskim@rosettaresources.com

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